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सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA ◑ 2022 ◑ 29AA 366722

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

प्रधान मुद्रांक कार्यालय, मुंबई
प.म.वि.क्र. 800018
15 NOV 2022
सक्षम अधिकारी

श्री दि. क. गवई

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT is made at Mumbai on this 11th day of December 2022

BETWEEN

Reachnet Cable Services Pvt. Ltd. having its registered office at Crescent Towers, 1st Floor, 229, A.J.C Bose Road, Kolkata 700 020 ("Seller") (which expression shall, unless repugnant to the context or meaning thereof, mean and include its subsidiaries, group companies, parent company, successors and/or permitted assigns) of the **ONE** Part;

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

Modification

जोडपत्र -२ Annexure - II

7 DEC 2022

दस्ताचा प्रकार	AGREEMENT
दस्त नोंदणी करणार आहेत का	YES/NO
मिळकतीचे वर्णन -	
मुद्रांक विकत घेणाऱ्याचे नाव	
दुसऱ्या पक्षकाराचे नाव	
हस्ते असल्यास त्यांचे नाव व पत्ता	
मुद्रांक शुल्क रक्कम	
मुद्रांक विक्री नोंद वही अ.क्र. [illegible]	
मुद्रांक विकत घेणाऱ्याची सही	
मुद्रांक विक्रेत्याची सही	

परवाना क्रमांक: ८०००१४ सागर जगन्नाथ माने

मुद्रांक विक्रीचे ठिकाण/पत्ता: मंत्रालय बँक शाखा, मुंबई दि महाराष्ट्र मंत्रालय ॲण्ड अलाईड ऑफिसेसको. ऑप. बँक लि. मंत्रालय - ४०० ०३२.

ज्या कारणासाठी ज्यांनी मुद्रांक खरेदी केला त्यांनी त्या कारणासाठी मुद्रांक खरेदी केल्यापासून ६ महिन्यात वापरणे बंधनकारक आहे.

Lytus Technologies Private Limited
1210, ONE BKC, C Wing,
Bandra-Kurla Complex,
Mumbai 400051

Reachnet cable Services Pvt Ltd

for

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

AND

Lytus Technologies Pvt. Ltd. having its registered office at A-21, 1st Floor, Ghanshyam Industrial Estate, Off Veera Desai Road, Andheri West, Mumbai - 400053 ("Buyer") (which expression shall, unless repugnant to the context or meaning thereof, mean and include its subsidiaries, group companies, parent company, successors and/or permitted assigns) of the **OTHER Part**.

WHEREAS:

A. The Parties have entered into an Agreement to Acquire Customer List dated 20th June 2019 on such terms and conditions as more specifically stated therein. Thereafter a Supplemental Agreement was entered into by the Parties on 6th December 2019 which was to be read with in conjunction to the said Agreement to Acquire Customer List.

B. The Parties entered into a Management Services Agreement dated 1st March 2020 pursuant to the Agreement to Acquire Customer List dated 20th June 2019 whereby Lytus permitted Reachnet to carry on the business of cable and other streaming services on an exclusive basis for a period of 60 months commencing from 1st April 2019 or such extended period of time that the parties mutually agreed upon and the same was subject to the terms and conditions more specifically stated therein. Lytus agreed to pay Reachnet a service fee at a variable percentage of 61% of Lytus's total streaming/telecast revenue for the same.

C. As per Clause 4 of the said Management Services Agreement dated 1st March 2020, Reachnet was required to pay all direct and indirect expenses relating to the business and for the adequacy of the infrastructure and had provided assurance and surety for continuance of cable services with adequate levels of infrastructure with quality of services prevailing at that time.

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

D. The Parties entered into a Secondary Supplemental Agreement dated 30th June 2020 being supplemental to the Agreement to Acquire Customer List dated 20th June 2019 read with the Supplemental Agreement dated 6th December 2019. By virtue of this Secondary Supplemental Agreement, the Parties recorded their understanding whereby the pre-conditions which were to be satisfied prior to 31st March 2020 were waived off and the payment schedule for payment of INR 375 crores was altered on account of COVID-19 pandemic. On 10th December 2020, Lytus engaged an independent third-party reviewer/consultant to carry out a routine systems audit of Reachnet's operations before completing final payments under the Agreement to Acquire Customer List dated 20th June 2019.

E. The Parties entered into a Third Supplemental Agreement dated 5th February 2021 being supplemental to the Agreement to Acquire Customer List dated 20th June 2019 read with the Supplemental Agreement dated 6th December 2019 and the Secondary Supplemental Agreement dated 30th June 2020 to record their mutual understanding with respect to collectible amount that would be processed upon completion of a third party audit of Reachnet and its subscribers on or before the fiscal year March 31, 2021 as more specifically stated therein.

F. The independent review as mentioned in Recital D above commenced on 1st April, 2021.

G. Pending the above independent review, the Parties entered into a Deed of Confirmation dated 19th November 2021 to confirm that the covenants mentioned in the (i)Agreement to Acquire Customer List dated 20th June 2019 (ii) Supplemental Agreement dated 6th December 2019 (iii) Management Services Agreement dated 1st March 2020 (iv) Secondary Supplemental Agreement dated 30th June 2020 and (v) Third Supplemental Agreement dated 5th February 2021 are valid, binding and subsisting as on date. The Parties also agreed and confirmed that Reachnet would continue to hold the funds arising from operations as contemplated in the agreement and until settlement of dues, Reachnet would continue to provide cable services to Lytus's subscriber base as per industry standards as applicable.

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

H. The independent review as mentioned in Recital D above which commenced on 1st April, 2021 was interrupted on account of COVID-19 intermittently through January 2022. The report on the findings (the "Opulus Report") was provided to Lytus on 28th April 2022 which suggested that Reachnet's infrastructure was maintained to provide cable services to its subscriber base. The third-party reviewer/consultant observed that the current Reachnet network requires significant additional investment to maintain and grow the cable subscribers, to match Lytus's business plan. Accordingly, the Company has appointed an engineer to provide the technology readiness report and the corresponding estimate of funding for the same.

I. The consultant would assess what infrastructure upgradation is required to maintain and enhance the customer base reported by Opulus so that Lytus can provide additional services – OTT/Telemedicine to the customer base. The report on the findings (the TRL Report) was provided to Lytus on 8th December 2022 which suggested that the current technology used by Reachnet though maintained and functioning in proper condition is not enough to maintain Lytus's customer base and also suggested a substantial Capex infusion for maintaining direct control of Lytus's customer base to provide its services – OTT/Telemedicine and prevent the customer base from switching over to Lytus's competitors in the near future.

J. In light of the TRL Report and considering that Lytus will have to infuse Capex for upgrading the existing infrastructure of Reachnet to maintain direct control of Lytus's customer base, the Parties have arrived agreed to modify the above agreements as stated hereinabove.

K. The Parties are now desirous of recording these terms and conditions which are recorded hereinafter.

NOW THIS MODIFICATION AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

NIMISH G. PANDYA
GREATER MUMBAI
REGD. NO. 612
NOTARY
GOVT. OF MAHARASHTRA

1. The recitals contained above form an integral and operative part of this Agreement as if the same are incorporated herein in verbatim.

2. The Parties hereby agree that in view of the additional Capex requirement, Clause 1 of the Agreement dated 20th June 2019 stands modified from acquisition of the subsisting Customers (as mentioned in Annexure 2 therein) together with corresponding right to receive income ("the Asset") to the following:

a) acquisition of 1 million subscribers; and

b) acquisition of the core business assets (such as headends, fiber, license, broadcasting companies' and local network companies' contracts, subscriber management system software, etc.) relevant for cable business for 1 million subscribers, without any third-party intervention (hereinafter referred to as "the Modified Asset");

for an adjusted consideration (with additional Capex requirements) as specified in the Annexure A

The modified terms shall be applicable from April 1, 2022.

3. In order to acquire the Modified Asset, Reachnet has agreed to transfer its subsidiaries (that meets the above criteria) to Lytus India, through which it presently controls 1 million subscribers and the core business assets relevant for such 1 million subscribers, with effective from 1 April 2022, without any third-party intervention. The arrangement between the parties shall accordingly undergo adjustment.

5. The Parties agree and confirm that Reachnet shall execute such Definitive Agreements including Deeds of Assignment and/or any other documents that may be required by Lytus to acquire the Assets. It is clarified that the Definitive Agreements shall be executed subject to financial, legal and technical due diligence by Lytus of the entities in which Lytus shall be acquiring Reachnet's equity shareholding.

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

NOTARY
NIMISH G. PANDYA
GREATER MUMBAI
REGD. NO. 612
GOVT. OF MAHARASHTRA

IN WITNESS WHEREOF the parties hereto have set and subscribed their respective hands to these presents on the day and year first hereinabove written.

SIGNED AND DELIVERED by	)	
the within-named Lytus	)	
Technologies Pvt. Ltd.	)	For LYTUS TECHNOLOGIES PRIVATE LIMITED
through its authorized signatory	)	
Mr.	)	Director / Authorised Signatory
in the presence of:	)	
	)	
1.	)	
	)	
	)	
2.	)	

SIGNED AND DELIVERED by	)	For Reachnet Cable Services Private Limited
the within-named Reachnet	)	
Cable Services Pvt. Ltd.	)	Director / Authorised Signatory
through its authorized signatory	)	
Mr.	)	
In the presence of:	)	
	)	
1.	)	
	)	
	)	
2.	)	

ANNEXURE A

The adjusted consideration (with additional CAPEX requirements) shall be INR 92 crores (Rupees Ninety-Two Crores Only)

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

NOTARIAL NOTARIAL NOTARIAL NOTARIAL NOTARIAL

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

BEFORE ME

NIMISH G. PANDYA
Advocate High Court & Notary
1210-A, C-Wing, ONE B.K.C.,
G-Block Bandra Kurla Complex,
Bandra (East), Mumbai - 400 051.
Sr. No: 54 Date: 16/12/2022